SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 29, 2015

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

California	333-199237	26-3959348
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

            Registrant's telephone number, including area code: (714) 671-5720

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the

            Exchange Act (17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the

            Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2016,  Robert M. McDougall submitted his resignation as a member of the Board of Managers of Ministry Partners Investment Company, LLC (the “Company”) and as a member of the Board of Managers of its wholly-owned subsidiary, Ministry Partners Securities, LLC. Concurrent with this resignation, Mr. McDougall further advised the Board that he had announced his resignation as Executive Vice President and Chief Lending Officer of Evangelical Christian Credit Union (“ECCU”),  which is one of the Company’s equity owners, effective as of February 26, 2016.  Mr. McDougall was a Class III Manager whose term would otherwise have expired at the Company’s 2016 annual meeting of its common equity holders.  Mr. McDougall has accepted a new position with Santander Bank in Boston, Massachusetts.  As a result, the resignation was not the result of any disagreement with the Company.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

The following exhibit is attached herewith:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 3, 2016MINISTRY PARTNERS INVESTMENT

COMPANY, LLC

/s/ Joseph W. Turner, Jr.

Joseph W. Turner, Jr.

President